UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

 June 19, 2020

SURO CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	1-35156	27-4443543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Sansome Street

Suite 730

San Francisco, CA 94104

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 235-4769

Sutter Rock Capital Corp.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol:	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	SSSS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of SuRo Capital Corp. (formerly known as Sutter Rock Capital Corp.) (the “Company”) previously approved, subject to the receipt of certain exemptive relief from the Securities and Exchange Commission (the “SEC”) and stockholder approval at the 2020 annual meeting of stockholders (the “Annual Meeting”), an amendment and restatement of the Company’s 2019 Equity Incentive Plan (the “Amended and Restated Equity Incentive Plan”). In accordance with the exemptive relief granted to the Company by the SEC on June 16, 2020 with respect to the Amended and Restated Equity Incentive Plan (the “Exemptive Relief”), the Company is generally authorized to (i) issue restricted shares as part of the compensation package for certain of its employees, officers and all directors, including non-employee directors (collectively, the “Participants”), (ii) withhold shares of the Company’s common stock (“Common Stock”) or purchase shares of Common Stock from the Participants to satisfy tax withholding obligations relating to the vesting of restricted shares or the exercise of options to acquire shares of Common Stock (“Options”) granted to the Participants pursuant to the Amended and Restated Equity Incentive Plan, and (iii) permit the Participants to pay the exercise price of Options granted to them with shares of Common Stock. Under the Amended and Restated Equity Incentive Plan, each non-employee director will receive an annual grant of $50,000 worth of restricted shares of Common Stock (based on the closing stock price of the Common Stock on the grant date). Each grant of $50,000 in restricted shares will vest if the non-employee director is in continuous service as a director of the Company through the anniversary of such grant (or, if earlier, the annual meeting of the Company’s stockholders that is closest to the anniversary of such grant).

On June 19, 2020 at the Annual Meeting, the Company's stockholders approved the Amended and Restated Equity Incentive Plan. A more detailed summary of the material terms of the Amended and Restated Equity Incentive Plan appear on pages 33 to 36 and 39 to 45 of the Company's Definitive Proxy Statement on Schedule 14A, which was filed with the SEC on April 29, 2020.

The foregoing description of the Amended and Restated Equity Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Equity Incentive Plan, the Form of SuRo Capital Corp. Restricted Stock Agreement, and the Form of SuRo Capital Corp. Non-Qualified Stock Option Award, copies of which are expected to be filed with the Company’s registration statement on Form S-8 and its Quarterly Report on Form 10-Q for the quarter ending June 30, 2020.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 19, 2020, the Company held its Annual Meeting. At the Annual Meeting, the Company’s stockholders voted on the following four proposals and cast their votes as described below.

1.	A proposal to re-elect two directors of the Company, each of which will serve for a term of three years or until their respective successors are duly elected and qualified. Each of Mark D. Klein and Lisa Westley were elected at the Annual Meeting to serve as directors of the Company until the Company’s 2023 annual meeting of stockholders or until their respective successors are duly elected and qualified. The following votes were taken in connection with this proposal:

Director	Votes For	Votes Withheld	Broker Non-Votes
Mark D. Klein	2,995,693	1,108,980	9,152,440
Lisa Westley	2,975,224	1,129,449	9,152,440

2.	A proposal to approve the Company’s Amended and Restated 2019 Equity Incentive Plan. This proposal was approved.

For	Against	Abstain	Broker Non-Votes
2,661,929	1,319,207	123,537	9,152,440

3.	A proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers. This proposal was approved.

For	Against	Abstain	Broker Non-Votes
2,626,213	1,339,753	138,707	9,152,440

4.	A proposal to ratify the selection of Marcum LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020, as described in the Company’s proxy materials. This proposal was approved.

For	Against	Abstain
12,712,764	422,598	121,751

Item 8.01	Other Events.

On June 24, 2020, the Company issued a press release clarifying its name change from Sutter Rock Capital Corp. to SuRo Capital Corp. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated June 24, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2020	SURO CAPITAL CORP.

	By:	/s/ Allison Green
Allison Green Chief Financial Officer, Chief Compliance Officer, Treasurer and Corporate Secretary